Exhibit M

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.

Dated: December 5, 2022	BCLS SB Investco, LP

	By:	Bain Capital Life Sciences Partners, LP,
its general partner

	By:	Bain Capital Life Sciences Investors, LLC,
its general partner

	By:	/s/ Adam Koppel
	Name:	Adam Koppel
	Title:	Managing Director

Bain Capital Life Sciences Fund II, L.P.

	By:	Bain Capital Life Sciences Investors II, LLC,
its general partner

	By:	Bain Capital Life Sciences Investors, LLC,
its manager

	By:	/s/ Adam Koppel
	Name:	Adam Koppel
	Title:	Managing Director

BCLS II Investco, LP

	By:	BCLS II Investco (GP), LLC,
its general partner

	By:	Bain Capital Life Sciences Fund II, L.P.,
its managing member

	By:	Bain Capital Life Sciences Investors II, LLC,
its general partner

	By:	Bain Capital Life Sciences Investors, LLC,
its manager

	By:	/s/ Adam Koppel
	Name:	Adam Koppel
	Title:	Managing Director

BCIP Life Sciences Associates, LP

By:	Boylston Coinvestors, LLC,
its general partner

By:	/s/ Adam Koppel
Name:	Adam Koppel
Title:	Authorized Signatory